Exhibit 10.7

EXCLUSIVE TECHNOLOGY CONSULTING AGREEMENT

This EXCLUSIVE TECHNOLOGY CONSULTING AGREEMENT (“Agreement”) is entered into as of November 13, 2007 (the “Effective Date”), by and between the following (each a “Party” and together the “Parties”):

(i)

BWA (Shanghai) Co., Ltd. (亚宽管理咨询（上海）有限公司), a wholly foreign-owned enterprise existing under the laws of the People’s Republic of China (“WFOE”), with its registered office at Suite 1201, Shanghai Times Square, No. 93, Middle Huai Hai Road, Luwan District, Shanghai, People’s Republic of China; and

(ii)

Beijing BBMAO Network Technology Co., Ltd. (北京比比猫网络技术有限公司), a limited liability company existing under the laws of the Peoples’ Republic of China (“ICP Co”) , with its registered office at Suite 418, No. 17, Xiaoying Road, Chaoyang District, Beijing, People’s Republic of China.

Capitalized terms not otherwise defined have the meanings assigned to them in Appendix A to this Agreement, which is incorporated and made a part hereof by reference.

RECITALS

This Agreement is entered into with reference to the following facts:

A.

WFOE is a wholly-foreign owned enterprise duly incorporated and existing under the laws of the Peoples’ Republic of China (“PRC” or “China”), owned 100% by BroadWebAsia, Inc., a company existing under the laws of British Virgin Islands. WFOE has technology, experience and capability relevant to the development and design of computer software, operation of search engines website and related activities, and technical staff experienced in information technology and related services.

B.

ICP Co is a PRC limited liability company owned by Xiaozhi ZHANG and Xiaohong DONG, each a citizen of the PRC (together, the “Shareholders”). ICP Co holds ICP License No. 060551 duly issued by the Beijing Telecommunication Bureau, permitting it to carry on value-added telecommunications business, including Internet information and other services. The business in which ICP Co is now and may in the future become involved is referred to as the “Business.”

NOW, THEREFORE, in consideration for the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, and through friendly consultation, under the principle of equality and mutual benefits, in accordance with the relevant laws and regulations of the People's Republic of China, the Parties agree as follows:

AGREEMENT

1.

Exclusive Technology Consulting and Other Services.

(a)

During the Term of this Agreement, WFOE agrees to act as the exclusive technology consulting and related services provider to ICP Co, and ICP Co engages WFOE for that purpose. The scope of the services to be provided by WFOE to ICP Co under this Agreement (the “Services”) is set out in Appendix B.

(b)

ICP Co agrees to accept the Services provided by WFOE in exchange for the payment of the Fee in accordance with Section , and agrees it will not accept the same or similar services from any other Person, during the Term of this Agreement.

2.

Fee for Services.

(a)

In consideration for the Services to be provided to ICP Co by WFOE, ICP Co agrees to pay to ICP Co a fee (the “Fee”) calculated in accordance with Appendix C.

(b)

By that certain Equity Pledge Agreement between and among WFOE, Xiaozhi ZHANG and Xiaohong DONG dated as of November 13, 2007, the equity holders of ICP Co have pledged the equity interests held by them in ICP Co to secure ICP Co’s payment of the Fee in accordance with this Agreement.

3.

Ownership of Intellectual Property.   All Intellectual Property created by WFOE in the course of providing the Services, will be the sole property of WFOE and ICP Co will have no right to any ownership or use of such Intellectual Property except under separate written agreement with WFOE.

4.

Representations and Warranties of ICP Co.  ICP Co hereby makes the following representations and warranties for the benefit of WFOE:

(a)

Corporate Existence and Power.   ICP Co is a limited liability company duly organized and validly existing under the laws of the PRC, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently contemplated to be conducted and as currently contemplated to be conducted.  ICP Co has never approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of ICP Co or the winding up or cessation of the business or affairs of ICP Co.

(b)

Authorization; No Consent.   ICP Co  has taken all necessary corporate actions to authorize its execution, delivery and performance of this Agreement and all related documents and has the corporate power and authorization to execute, deliver and perform this Agreement and the other related documents;  has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other related documents and to perform their obligations under this Agreement and the other related documents;  is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the exclusive cooperation arrangement contemplated under this Agreement except for any notices that have been duly given or consents that have been duly obtained; and  holds all the governmental authorizations necessary to permit ICP Co to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit ICP Co to own and use its assets in the manner in which it currently owns and uses such assets. To the best knowledge of ICP Co, there is no basis for any governmental authority to withdraw, cancel or cease in any manner any of such governmental authorizations.

(c)

No Conflicts. The execution and perform of this Agreement by ICP Co will not contravene, conflict with, or result in violation of  any provision of the organizational documents of ICP Co;  resolution adopted by the board of directors or the shareholders of ICP Co; and  any laws and regulations to which ICP Co or the exclusive cooperation arrangement contemplated in this Agreement is subject.

5.

Representations and Warranties of WFOE.  WFOE hereby makes the following representations and warranties for the benefit of ICP Co and the Shareholders:

(a)

Corporate Existence and Power.    WFOE  is a foreign invested company duly organized and validly existing under the laws of the PRC, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently contemplated to be conducted and as currently contemplated to be conducted; and  has not ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of WFOE or the winding up or cessation of the business or affairs of WFOE.

(b)

Authorization; No Consent.   WFOE  has taken all necessary corporate actions to authorize its execution, delivery and performance of this Agreement and all related documents and has the corporate power and authorization to execute, deliver and perform this Agreement and the other related documents;  has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other related documents and to perform its obligations under this Agreement and the other related documents;  is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the exclusive cooperation arrangement contemplated under this Agreement except for any notices that have been duly given or consents that have been duly obtained; and   has all the governmental authorizations necessary to permit WFOE to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit WFOE to own and use its assets in the manner in which it currently owns and uses such assets. To the best knowledge of WFOE, there is no basis for any governmental authority to withdraw, cancel or cease in any manner any of such governmental authorizations.

(c)

No Conflicts.   The execution and perform of this Agreement by WFOE will not contravene, conflict with, or result in violation of  any provision of the organizational documents of WFOE;  any resolution adopted by the board of directors or the shareholders of WFOE; and  any laws and regulations to which WFOE or the exclusive cooperation arrangement contemplated in this Agreement is subject to.

6.

Liability for Breach; Indemnification and Hold Harmless.  Each of the Parties will be liable to each of the other Parties for any damage or loss caused by such Party’s breach of this Agreement. ICP Co will indemnify and hold harmless WFOE from and against any claims, losses or damages unless caused by a breach by WFOE of its obligations under this Agreement or by the willful, reckless or illegal conduct of WFOE. WFOE will indemnify and hold harmless ICP Co and the Shareholders from and against any claims, losses or damages caused by any breach by WFOE of its obligations under this Agreement or by the willful, reckless or illegal conduct of WFOE.

7.

Dispute Resolution.

(a)

Friendly Consultations.   Any and all disputes, controversies or claims arising out of or relating to the interpretation or implementation of this Agreement, or the breach hereof or relationships created hereby, will be settled through friendly consultations.

(b)

Arbitration.   If any such dispute is not resolved through friendly consultations within sixty (60) days from the date a Party gives the other Parties written notice of a dispute, then it will be resolved exclusively by arbitration under the auspices of and in accordance with the Arbitration Rules of China International Economic and Trade Arbitration Commission (“CIETAC”) and will be submitted to CIETAC Beijing Branch. Any arbitration will be heard before three (3) arbitrators, one (1) of whom will be appointed by WFOE, one (1) of whom will be appointed by ICP Co and the Shareholders acting together, and the remaining one (1) arbitrator (chairman of the arbitration tribunal) will be appointed by the Director of CIETAC.  Any arbitration will be conducted in both the English and Chinese languages.  The arbitration award will be final and binding on both Parties and will not be subject to any appeal, and the Parties agree to be bound thereby and to act accordingly.

(c)

Continuation of Agreement.   It is not necessary for any Party to declare a breach of this Agreement in order to proceed with the dispute resolution process set out in this Section . Unless and until this Agreement is terminated pursuant to Section , this Agreement will continue in effect during the pendency of any discussions or arbitration under this Section .

8.

Term.   This Agreement is effective as of the date first set forth above, and will continue in effect until terminated by one of the following means. The period during which this Agreement is effective is referred to as the “Term.”

(a)

Mutual Consent.   This Agreement may be terminated at any time by the mutual consent of the Parties, evidenced by an agreement in writing signed by all Parties.

(b)

Breach or Insolvency.   Either of ICP Co or WFOE may terminate this Agreement immediately (a) upon the material breach by the other of its obligations hereunder and the failure of such Party to cure such breach within thirty (30) working days after written notice from the non-breaching Party; or (b) upon the filing of a voluntary or involuntary petition in bankruptcy by the other or of which the other is the subject, or the insolvency of the other, or the commencement of any proceedings placing the other in receivership, or of any assignment by the other for the benefit of creditors.

(c)

Termination by WFOE.   This Agreement may be terminated at any time by WFOE upon ninety (90) calendar days’ written notice delivered to all other Parties.

(d)

Survival.   The provisions of Section  (Indemnification; Hold Harmless); Section  (Dispute Resolution),  and Section  (Miscellaneous) will survive any termination of this Agreement. Any amounts owing from any Party to any other Party on the effective date of any termination under the terms of this Agreement will continue to be due and owing despite such termination.

9.

Miscellaneous.

(a)

Headings and Gender.   The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(b)

Usage.  The words “include” and “including” will be read to include “without limitation.”

(c)

Severability.   Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Shareholders.

(d)

Waiver.   No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

(e)

Integration.   This Agreement and the other Business Cooperation Agreements supersede any and all prior discussions and agreements (written or oral) between the Parties with respect to the exclusive cooperation arrangement and other matters contained herein.

(f)

Assignments, Successors, and No Third-Party Rights.   No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld. Subject to the preceding sentence. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

(g)

Notices.   All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any Party may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at the address set forth on the signature page of this Agreement by any means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Refusal by a Party to accept notice that is validly given under this Agreement will be deemed to have been received by such Party upon receipt. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties notice in the manner herein set forth. Any notice, request, demand, claim, or other communication under this Agreement will be addressed to the intended recipient as set forth on the signature page hereto.

(h)

Further Assurances. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

(i)

Governing Law. This Agreement will be construed, and the rights and obligations under this Agreement determined, in accordance with the laws of the PRC, without regard to the principles of conflict of laws thereunder.

(j)

Amendment. This Agreement may not be amended, altered or modified except by a subsequent written document signed by all Parties.

(k)

Counterparts. This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to all other Parties at least one such counterpart, each of the counterparts will constitute one and the same instrument.  This Agreement is made in both Chinese and English and in case of any conflicts between these two versions, the English version shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Exclusive Technology Consulting Agreement as of the date first above written.

ICP Co:

Beijing BBMAO Network Technology Co., Ltd. (北京比比猫网络技术有限公司)

By:

/s/Xiaozhi Zhang

Xiaozhi ZHANG (张小知)

Chairman of the Board

Address:

Suite 418, No. 17, Xiaoying Road, Chaoyang District, Beijing, People’s Republic of China

[ • ]

[ • ]

WFOE:

BWA (Shanghai) Co., Ltd. (亚宽管理咨询（上海）有限公司)

By:

/s/James Jacabucci

James Iacabucci

Director

Address:

Suite 1201, Shanghai Times Square, No. 93, Middle Huai Hai Road, Luwan District, Shanghai, People’s Republic of China

APPENDIX A

Definitions

For purposes of this Exclusive Technology Consulting Agreement between BWA (Shanghai) Co., Ltd. (亚宽管理咨询（上海）有限公司) and Beijing BBMAO Network Technology Co., Ltd. (北京比比猫网络技术有限公司), dated as of November 13, 2007, to which this is Appendix A, the following terms have the meanings set forth below:

“Business” is defined in the Recitals.

“Business Cooperation Agreements” means the following agreements between the Parties and/or their affiliates:  the Exclusive Management Consulting Services Agreement between and among BWA (Shanghai) Co., Ltd. (亚宽管理咨询（上海）有限公司), Beijing BBMAO Network Technology Co., Ltd. (北京比比猫网络技术有限公司), Xiaozhi ZHANG (张小知), and Xiaohong DONG (董晓虹), dated as of November 13, 2007;  the Exclusive Technology Consulting Agreement between and among BWA (Shanghai) Co., Ltd. (亚宽管理咨询（上海）有限公司) and Beijing BBMAO Network Technology Co., Ltd. (北京比比猫网络技术有限公司) dated as of November 13, 2007;  the Purchase Option Agreement between and among BWA (Shanghai) Co., Ltd. (亚宽管理咨询（上海）有限公司), Beijing BBMAO Network Technology Co., Ltd. (北京比比猫网络技术有限公司), Xiaozhi ZHANG (张小知), and Xiaohong DONG (董晓虹), dated as of November 13, 2007; and  the Equity Pledge Agreement between and among BWA (Shanghai) Co., Ltd. (亚宽管理咨询（上海）有限公司), Beijing BBMAO Network Technology Co., Ltd. (北京比比猫网络技术有限公司), Xiaozhi ZHANG (张小知), and Xiaohong DONG (董晓虹), dated as of November 13, 2007.

“Consent” means any approval, consent, ratification, permission, waiver or authorization, including any of the foregoing issued or granted by any Governmental Authority.

“Intellectual Property” means any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right, and improvement on or to any of the foregoing, or any other intellectual property right or intangible asset.

 “Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Term” is defined in Section .

APPENDIX B

Technology Consulting Services

For purposes of this Exclusive Technology Consulting Agreement between BWA (Shanghai) Co., Ltd. (亚宽管理咨询（上海）有限公司) and Beijing BBMAO Network Technology Co., Ltd. (北京比比猫网络技术有限公司), dated as of November 13, 2007, to which this is Appendix B, “Services” means services necessary or appropriate to accomplish the following:

(a)

Maintain the server(s) used in connection with the Business;

(b)

Develop and update internet applications of the server and its applications to any websites or domains maintained or operated in the course of the Business;

(c)

Develop and update application software for internet users and customers of the Business;

(d)

Technical support for e-commerce and related applications of the Business;

(e)

Development and implementation of advertising plans, software designs, website programming;

(f)

Training of technical and other personnel of ICP Co;

(g)

Other personnel support requirements; and

(h)

The development, support, maintenance and execution of any other tasks agreed by the Parties.